Exhibit 99.1

NEXSTAR BROADCASTING GROUP, INC.

News Announcement                                                                                      For Immediate Release

NEXSTAR BROADCASTING THIRD QUARTER NET
REVENUE RISES 20.2% TO A RECORD $90.0 MILLION

- Net Revenue Growth Drives Record 3Q Operating Income of $23.6 Million,
Adjusted EBITDA of $35.1 Million, and Free Cash Flow of $19.8 Million -

Irving, TX – November 6, 2012 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported record financial results for the third quarter ended September 30, 2012 as summarized below:

Summary 2012 Third Quarter Highlights

($ in thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Change	2012	2011	Change
Local Revenues	$44,743	$43,343	+3.2%	$137,535	$132,266	+4.0%
National Revenues	$19,308	$16,302	+18.4%	$55,543	$47,719	+16.4%
Local and National Core Revenue	$64,051	$59,645	+7.4%	$193,078	$179,985	+7.3%

Political Revenues	$10,153	$1,727	+487.9%	$18,929	$4,319	+338.3%
e-Media Revenue	$4,482	$4,207	+6.5%	$13,041	$11,963	+9.0%
Retransmission Fee Revenue	$15,102	$9,982	+51.3%	$44,881	$27,099	+65.6%
Management Fee Revenue	$0	$968	(100.0)%	$1,961	$1,968	(0.4)%
Network Comp, Other	$719	$808	(11.0)%	$2,345	$2,522	(7.0)%
Trade and Barter Revenue	$5,106	$5,124	(0.4)%	$15,567	$15,400	+1.1%
Gross Revenue	$99,613	$82,461	+20.8%	$289,802	$243,256	+19.1%
Less Agency Commissions	$9,661	$7,622	+26.8%	$27,344	$22,967	+19.1%
Net Revenue	$89,952	$74,839	+20.2%	$262,458	$220,289	+19.1%

Gross Revenue Excluding PoliticalRevenue	$89,460	$80,734	+10.8%	$270,873	$238,937	+13.4%

Income from Operations	$23,557	$8,268	+184.9%	$64,525	$30,359	+112.5%

Broadcast Cash Flow(1)	$40,968	$26,115	+56.9%	$114,686	$80,925	+41.7%
Broadcast Cash Flow Margin(2)	45.5%	34.9%		43.7%	36.7%

Adjusted EBITDA(1)	$35,077	$21,021	+66.9%	$98,262	$66,497	+47.8%
Adjusted EBITDA Margin(2)	39.0%	28.1%		37.4%	30.2%

Free Cash Flow(1)	$19,840	$5,228	+279.5%	$51,863	$18,888	+174.6%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.

(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12 page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “The third quarter was an active and productive period for Nexstar as we again generated record financial results for net revenue, EBITDA, free cash flow and margins.  Reflecting the strong operating leverage in our business model, Nexstar’s 20.2% rise in third quarter net revenue resulted in 57% growth in third quarter BCF, a 67% increase in adjusted EBITDA and a 280% rise in free cash flow.

“During the quarter, we and Mission Broadcasting entered into an agreement to acquire twelve Newport Television stations in a highly accretive, transformational transaction that is expected to close later this quarter.  The twelve new stations will further expand our operating base and operating leverage and lead to substantial free cash flow growth without materially affecting our leverage profile.  Importantly, with expectations for free cash flow accretion in the first year of ownership of the new stations approximately 45% over those of our current operations, Nexstar can significantly reduce leverage while potentially returning capital to shareholders.  Our recent work and the results of the additional due diligence on the to-be-acquired stations reinforces our confidence in the anticipated synergies we are forecasting and we look forward to the benefit of the new stations throughout 2013.  We also took further actions during and following the end of the quarter to strengthen our capital structure and long-term leverage profile.

“The third quarter marks the Company’s twelfth consecutive quarter of core local and national television advertising revenue growth and we continue to attract leading shares of political spending in our markets.  Quarterly core television ad revenue rose 7.4%, inclusive of a 30% rise in automotive advertising while political revenue grew nearly six-fold over last year reflecting our strategies to manage inventory to maximize the political revenue opportunity.  Television ad revenue in the quarter inclusive of political advertising rose 20.9% and we are pacing toward another period of record political advertising in the fourth quarter of 2012.

“In addition, gross revenue growth in the third quarter excluding political was robust at nearly 11%, reflecting the Company’s ongoing success in leveraging the value of our traditional television broadcasting operating model and locally focused content and advertiser relationships into a diversified entity with high margin revenue streams.  Taking into consideration the political cycle, our long-term platform-building initiatives, which focus on select strategic and accretive transactions and the expansion of complementary revenue streams, we recorded 13% growth in core television revenue over the same period in 2010 as well as a 51% rise in political revenue, and a 74% increase in combined e-Media and retransmission revenue over the comparable 2010 period.  We also achieved impressive growth in cash flows between these periods as highlighted by the nearly 100% increase in free cash flow in the 2012 third quarter compared to the 2010 third quarter.

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12 page 3

“Positive core advertising trends, revenue diversification initiatives and growing scale combined with a company-wide focus on expense management continue to bring strong operating leverage to our business model leading to significant year-over-year cash flow and margin growth.  Third quarter 2012 station direct operating expenses, (net of trade expense) and SG&A rose only modestly primarily based on higher variable costs related to the significant rise in national, local and political revenues and the operation of a new station in Indiana, while corporate expense increased largely due to costs associated with the Newport transaction, associated financing and the completion of our strategic review process.  Our significant revenue growth combined with ongoing expense management resulted in third quarter BCF and adjusted EBITDA margins improving substantially to 45.5% and 39.0%, respectively.  Most importantly, third quarter 2012 free cash flow rose almost four-fold to $19.8 million, from $5.2 million in the 2011 third quarter.

“Additionally, reflecting the strong cash flows throughout 2012, we took further actions to reduce leverage.  Reflecting the second quarter redemption of $34 million of Nexstar’s 7% senior subordinated notes due 2014, we reduced the outstanding balance to $3.9 million at September 30, 2012 from $37.5 million at December 31, 2011.  We funded the redemption from cash on hand, cash from operations and a draw on our revolving credit facility.  Two weeks ago we commenced a tender offer for the remaining outstanding balances of the 7% senior subordinated notes due 2014 and the 7% senior subordinated PIK notes due 2014 which in aggregate totaled $116.1 million at September 30, 2012 which will be funded by the placement of 6.875% Senior Notes.  Following completion of the tender offer, Nexstar’s capital structure will be comprised of the recently priced $250 million of 6.875% Senior Notes due 2020 (scheduled to close November 9), $325 million of 8.875% Senior Secured Notes due 2017 and borrowings under our new senior credit facilities which provide for total capacity of $445 million.   We look forward to the completion of the Newport station acquisitions later this quarter and the recently announced acquisitions of five stations in California and Vermont in the first quarter of 2013 which will increase to 71, the number of stations that Nexstar owns, operates, programs or provides services to and remain highly confident that our expanded platform will allow to improve our free cash flow profile while allowing for the potential to return capital to shareholders.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at September 30, 2012, was $615.2 million and senior secured debt was $499.1 million.  The Company’s total leverage ratio at September 30, 2012 was 4.79x compared to a total permitted leverage covenant of 7.5x.  The Company’s first lien indebtedness ratio at September 30, 2012 was 1.4x compared to the covenant maximum of 2.5x.

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12 page 4

The table below summarizes the Company’s debt obligations:

($ in millions)	9/30/12	12/31/11
First Lien Revolvers	$33.0	$24.3
First Lien Term Loans	$147.0	$148.1
8.875% Senior Second Lien Notes due 2017	$319.1	$318.4
7% Senior Subordinated Notes due 2014	$3.9	$37.5
7% Senior Subordinated PIK Notes due 2014*	$112.2	$112.1
Total Debt	$615.2	$640.4

Cash	$12.2	$7.5

* This was a PIK security through January 15, 2011 and is now cash pay.

Third Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/457-2697, conference ID 3417586 (domestic and international callers).  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 55 television stations and 11 related digital multicast signals reaching 32 markets or approximately 9.3% of all U.S. television households.  Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and three independent stations. Nexstar’s 31 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Assuming completion of the proposed Newport Television, LLC transaction Nexstar will own, operate, program or provide sales and other services to 67 television stations and related digital multicast signals reaching 39 markets or approximately 11.4% of all U.S. television households.  Assuming completion of the proposed acquisition of three additional stations from Newport Television, LLC and two stations from Smith Media, LLC, Nexstar will own, operate, program or provide sales and other services to 71 television stations and related digital multicast signals reaching 41 markets or approximately 12.3% of all U.S. television households.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter                                                                                     Joseph Jaffoni
Chief Financial Officer                                                                            JCIR
Nexstar Broadcasting Group, Inc.                                                        212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Net revenue	$89,952	$74,839	$262,458	$220,289

Operating expenses (income):
Station direct operating expenses, net of trade, depreciation and amortization	20,536	19,187	61,047	54,274
Selling, general, and administrative expenses net of depreciation and amortization	21,619	21,252	65,347	61,885
(Gain) loss on asset disposal, net	(4)	(82)	(25)	20
Trade and barter expense	4,661	5,036	14,697	15,197
Corporate expenses	5,891	5,094	16,424	14,428
Amortization of broadcast rights, excluding barter	2,316	3,253	6,489	7,662
Amortization of intangible assets	5,480	7,213	16,595	20,411
Depreciation	5,896	5,618	17,359	16,053

Total operating expenses	66,395	66,571	197,933	189,930

Income from operations	23,557	8,268	64,525	30,359
Interest expense, net	(12,438)	(13,069)	(37,921)	(40,082)
Loss on extinguishment of debt	-	-	(497)	(1,155)

Income (loss) before income taxes	11,119	(4,801)	26,107	(10,878)
Income tax expense	(1,558)	(1,458)	(4,712)	(4,277)

Net income (loss)	$9,561	$(6,259)	$21,395	$(15,155)

Basic net income (loss) per share	$0.33	$(0.22)	$0.74	$(0.53)
Basic weighted average number of shares outstanding	28,960	28,799	28,881	28,568
Diluted net income (loss) per share	$0.31	$(0.22)	$0.70	$(0.53)
Diluted weighted average number of shares outstanding	30,703	28,799	30,561	28,568

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Nexstar Broadcasting Group Q3 2012 Results, 11/6/12

Nexstar Broadcasting Group, Inc.
Reconciliation Between Income from Operations
and Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Broadcast Cash Flow and Adjusted EBITDA:	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Income from operations:	$23,557	$8,268	$64,525	$30,359
Add:
Depreciation	5,896	5,618	17,359	16,053
Amortization of intangible assets	5,480	7,213	16,595	20,411
Amortization of broadcast rights, excluding barter	2,316	3,253	6,489	7,662
(Gain) loss on asset disposal, net	(4)	(82)	(25)	20
Corporate expenses	5,891	5,094	16,424	14,428

Less:
Payments for broadcast rights	2,168	3,249	6,681	8,008

Broadcast cash flow	$40,968	$26,115	$114,686	$80,925

Less:
Corporate expenses	5,891	5,094	16,424	14,428
Adjusted EBITDA	$35,077	$21,021	$98,262	$66,497

Nexstar Broadcasting Group, Inc.
Reconciliation Between Income from Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Free Cash Flow:	2012	2011	2012	2011
	(Unaudited)		(Unaudited)

Income from operations	$23,557	$8,268	$64,525	$30,359
Add:
Depreciation	5,896	5,618	17,359	16,053
Amortization of intangible assets	5,480	7,213	16,595	20,411
Amortization of broadcast rights, excluding barter	2,316	3,253	6,489	7,662
(Gain) loss on asset disposal, net	(4)	(82)	(25)	20
Non-cash stock option expense	297	290	725	863

Less:
Payments for broadcast rights	2,168	3,249	6,681	8,008
Cash interest expense	11,713	12,257	35,617	37,225
Capital expenditures	3,821	3,826	10,985	10,748
Cash income taxes, net of refunds	-	-	522	499

Free cash flow	$19,840	$5,228	$51,863	$18,888

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